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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported)     August 14, 1997
                                                           ---------------

                           Nooney Realty Trust, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Missouri
                                    --------
                 (State or Other Jurisdiction of Incorporation)

            0-13758                                    43-1339136
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(Commission File Number)                   (I.R.S. Employer Identification No.)

               7701 Forsyth Boulevard, St. Louis, Missouri 63105
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               (Address of Principal Executive Offices)(Zip Code)

                                  314-863-7700
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, If Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

          On August 14, 1997, the independent vote inspector engaged by the Registrant in connection with a Special Meeting of Shareholders held on August 8, 1997 in Clayton, Missouri (the "Special Meeting"), delivered to the Registrant certification of the vote count from the Special Meeting. As described in more detail below, the single proposal voted upon at the Special Meeting was a proposal to amend certain provisions of the Registrant's Bylaws. The proposal did not obtain sufficient votes for passage of the amendment to the Bylaws.

            The Special Meeting was called by the Registrant in connection with a Settlement Agreement dated as of June 24, 1997, entered into by and between the Registrant and KelCor, Inc., a shareholder of the Registrant ("KelCor"), who had filed a lawsuit against the Registrant on June 5, 1997, in the Circuit Court of St. Louis County, Missouri. The lawsuit sought, among other things, (1) a declaratory judgment that shares in excess of 9.8% of the outstanding shares of the Registrant held by Physicians Insurance Company of Ohio, Inc. and its subsidiaries (the "PICO Group") are Excess Shares as defined in Section 8.8 of the Registrant's Bylaws and therefore were not entitled to vote or be considered in determining the presence of a quorum on any matter on which the Registrant's shares are entitled to vote and (2) an injunction to enjoin the Registrant from, among other things, soliciting or voting any proxies in connection with, or conducting, any annual or special meeting of shareholders.

            Pursuant to the Settlement Agreement, the Registrant agreed to, among other things, postpone its Annual Meeting of Shareholders which had been previously called for July 3, 1997, and call the Special Meeting to vote on an amendment to Section 8.8 of the Bylaws, that would, among other things, suspend application and enforcement of the Bylaws in such a way as to clarify that the shares held by the PICO Group were not Excess Shares.

            The affirmative vote of 62% of the issued and outstanding shares of the Registrant was required to amend the Bylaws in the foregoing manner. The final certified vote showed that approximately 45.4% of the issued and outstanding shares voted in favor of the proposal. As a result, the proposal failed.

            On August 27, 1997, KelCor voluntarily dismissed, without prejudice, its lawsuit against the Registrant.

            On August 28, 1997, Nooney Krombach Company, a Missouri corporation and the company which serves as manager of the Registrant's properties ("Nooney Krombach"), entered into a Master Agreement (the "Master Agreement") with CGS Real Estate Company, a Texas corporation ("CGS") and Nooney Real Estate Company, a Missouri corporation, an indirect subsidiary of CGS ("Acquisition Subsidiary"), providing for, among other things, the sale of certain assets of Nooney Krombach to the Acquisition Subsidiary, including the property management contracts by and between the Registrant and Nooney Krombach for each of the Registrant's properties. Upon consummation of the sale of such assets, which is expected to occur on September 30, 1997, subject to the satisfaction or waiver of all conditions thereto, the Acquisition Subsidiary will become the Registrant's property manager.


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            In addition, pursuant to the Master Agreement, Nooney Krombach has agreed to use its best efforts to cause the owners of all partnership interests in Nooney Advisors Ltd., L.P., the Registrant's advisor, to sell such interests to CGS. If such sale is consummated, the Registrant's advisor will be CGS , or a subsidiary thereof, subject to the approval of the independent directors.

            CGS Real Estate Company currently manages through its wholly-owned subsidiaries 15 million square feet of property for third party owners, its own account, and several public partnership programs where the company acts as general partner. The company is owned by Mr. William J. Carden and John
N. Galardi.




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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          NOONEY REALTY TRUST, INC.
                                                 (Registrant)



Date:  September 11, 1997                 By:   /s/ Gregory J. Nooney, Jr.
     ---------------------------------       ---------------------------------
                                                Gregory J. Nooney, Jr.
                                                Chairman of the Board and
                                                Chief Executive Officer